Execution Version

SALE AND CONTRIBUTION AGREEMENT
Dated as of April 2, 2024 among
PERSONS LISTED AS ORIGINATORS ON SCHEDULE I HERETO,
as Originators,
KINETIK HOLDINGS LP,
as Servicer,
and
KINETIK RECEIVABLES LLC,
as Buyer
(184036886.5)

CONTENTS

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SCHEDULES
Schedule I     List and Location of Each Originator
Schedule II     Location of Books and Records of the Originators
Schedule III     Trade Names
Schedule IV    Notice Addresses

EXHIBITS
Exhibit A    Form of Joinder Agreement
Exhibit B    Form of Subordinated Loan Agreement

i

This SALE AND CONTRIBUTION AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of April 2, 2024, is entered into among the PERSONS LISTED AS ORIGINATORS ON SCHEDULE I HERETO and each Person that becomes a party hereto as an Originator from time to time pursuant to Section 4.2 hereof (collectively, the “Originators” and each, an “Originator”), KINETIK HOLDINGS LP, a Delaware limited partnership (“KHLP”), as Servicer (the “Servicer”), and KINETIK RECEIVABLES LLC, a Delaware limited liability company (the “Buyer”).
DEFINITIONS
Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in the Receivables Purchase Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among the Buyer, as seller, the Servicer, the Persons from time to time party thereto as Purchasers, PNC Bank, National Association, as Administrative Agent, and PNC Capital Markets, LLC, as Structuring Agent. The rules of construction set forth in Section 1.02 of the Receivables Purchase Agreement are hereby incorporated in this agreement by reference as if such rules of construction were set forth herein in their entirety.
BACKGROUND
1.    The Buyer is a special purpose limited liability company, all of the issued and outstanding Equity Interests of which are owned, directly or indirectly, by KHLP.
2.    The Originators generate Receivables in the ordinary course of their businesses. The Originators wish to sell and/or contribute such Receivables and the Related Rights to the Buyer, and the Buyer is willing to purchase and accept such Receivables and Related Rights from the Originators, on the terms and subject to the conditions set forth herein.
3.    The Originators and the Buyer intend each such sale and contribution described in paragraph 2 above to be a true sale and/or an absolute contribution and conveyance of Receivables and the Related Rights by each Originator to the Buyer, providing the Buyer with the full benefits of ownership of the Receivables, and the Originators and the Buyer do not intend the transactions hereunder to be characterized as a loan from the Buyer to any Originator.
4.    The Buyer intends to sell and/or pledge the Receivables and the Related Rights to the Administrative Agent (for the benefit of the Purchasers) pursuant to the Receivables Purchase Agreement.
5.    This Agreement constitutes a “Transfer Agreement” as such term is defined in the Receivables Purchase Agreement, and each Person from time to time party hereto as an Originator constitutes an “Originator” as such term is defined in the Receivables Purchase Agreement.
(184036886.5)

6.    Concurrently herewith, the Buyer, as borrower, and the Originators, as lenders, are entering into a Subordinated Loan Agreement substantially in the form attached as Exhibit B (the “Subordinated Loan Agreement”). As used herein, “Subordinated Loan” has the meaning set forth in the Subordinated Loan Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE I
SALES AND CONTRIBUTIONS
Section 1.1 Agreement to Sell and Contribute. On the terms and subject to the conditions set forth in this Agreement, each Originator agrees to sell to, and in the case of KHLP, to contribute to the capital of, the Buyer, and the Buyer agrees to purchase and accept from each Originator, from time to time on or after the Closing Date but before the Sale and Contribution Termination Date (as defined in Section 1.4), all of such Originator’s right, title and interest in and to:
(a)each Receivable of such Originator that existed and was owing to such Originator at the closing of such Originator’s business on the Cut-Off Date (as defined below);
(b)each Receivable generated by such Originator from and including the Cut-Off Date to but excluding the Sale and Contribution Termination Date; and
(c)all Related Rights.
All sales and contributions of Receivables and Related Rights hereunder shall be made without recourse except as expressly set forth herein, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Originators set forth in this Agreement. No obligation or liability to any Obligor on any Receivable or any related Contract is intended to be assumed by the Buyer (or its assignees) hereunder, and any such assumption is expressly disclaimed. The Buyer’s foregoing commitment to purchase and accept contributions of Receivables and Related Rights is herein called the “Purchase Facility.”
As used herein:
“Cut-Off Date” means (a) with respect to each Originator party hereto as of the date hereof, February 29, 2024, and (b) with respect to any other Originator that first becomes a party hereto after the date hereof, the Business Day prior to the date on which such Originator becomes a party hereto or such other date as the Buyer and such Originator agree to in writing.
“Related Rights” means, with respect to any Receivable:

(d)any goods (including Returned Goods), and documentation of title evidencing the shipment or storage of any goods (including Returned Goods), the sale of which gave rise to such Receivable;
(e)all instruments and chattel paper that evidence such Receivable;
(f)all letter of credit rights and other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;
(g)all rights, interests and claims under the related Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time, in each case, supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;
(h)all books and records to the extent related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each Lock-Box and all Collection Accounts, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC); and
(i)all Collections and other proceeds (as defined in the UCC) of such Receivable and any of the foregoing.
Section 1.2 Timing of Sales and Contributions.
(a)Closing Date Sales and Contributions. Effective on the Closing Date, each Originator hereby sells to, and KHLP hereby contributes to the capital of, the Buyer, and the Buyer hereby purchases and accepts, such Originator’s entire right, title and interest in, to and under (i) each Receivable that existed and was owing to such Originator at the Cut-Off Date, (ii) each Receivable generated by such Originator from and including the Cut-Off Date, to and including the Closing Date, and (iii) all Related Rights with respect thereto.
(b)Subsequent Sales and Contributions. After the Closing Date, until the Sale and Contribution Termination Date, each Receivable and the Related Rights generated by each Originator shall be, and shall be deemed to have been, sold or (in the case of KHLP, contributed) by such Originator to the Buyer immediately (and without further action) upon the creation of such Receivable.
Section 1.3 Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to make Purchase Price payments to the Originators and to accept and increase the capital account of the Buyer to reflect capital contributions, pursuant to Article III.
Section 1.4 Sale and Contribution Termination Date. The “Sale and Contribution Termination Date” shall be the earlier to occur of (a) the date the Purchase Facility is terminated by Buyer (with the prior written consent of the Administrative Agent) pursuant to Section 8.2(a) and (b) the Final Payout Date.
Section 1.5 Intention of the Parties. It is the express intent of each Originator and the Buyer that each conveyance by such Originator to the Buyer of Receivables and Related Rights pursuant to this Agreement be a true sale and/or contribution and be construed as a valid and perfected sale or contribution and an absolute and irrevocable assignment of such Receivables and Related Rights by such Originator to the Buyer (rather than the grant of a security interest to secure a debt or other obligation of such Originator), providing the Buyer with the full risk and benefit of ownership of the Receivables and Related Rights, and that the right, title and interest in and to such Receivables and Related Rights conveyed to the Buyer be prior to the rights of and enforceable against all other Persons at any time, including lien creditors, secured lenders, purchasers and any Person claiming through such Originator. Notwithstanding the foregoing, to protect the rights of the Buyer (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and (ii) each Originator grants to the Buyer a security interest in, to and under all of such Originator’s right, title and interest in and to the Receivables and the Related Rights now existing and hereafter arising or created by such Originator transferred or purported to be transferred hereunder, to secure such Originator’s obligations under the Transaction Documents, including its obligation to turn over to the Buyer all Collections and other proceeds with respect to such Receivables and Related Rights.
ARTICLE II
PURCHASE RECORDS; PURCHASE PRICE CALCULATION
Section 1.1 Purchase Records. On the Closing Date and on or prior to each date when a Monthly Report is due to be delivered under the Receivables Purchase Agreement (each such date, a “Monthly Purchase Record Date”), the Servicer shall record in its books and records, which it shall maintain and make available to the Buyer and each Originator upon request, the following information (the “Purchase Records”):
(a)Receivables purchased by, or contributed to the capital of, the Buyer from any Originator on the Closing Date (in the case of the Purchase Records to be recorded on the Closing Date);
(b)Receivables purchased by, or contributed to the capital of, the Buyer from any Originator on each Payment Date during the calendar month immediately preceding such Monthly Purchase Record Date (in the case of each Monthly Purchase Record Date after the Closing Date);
(c)the calculations of the Purchase Price for any Receivables as provided in Section 3.3(a) and (b); and

(d)the calculations of the increase in the capital account of KHLP in the Buyer for contributions, and the decrease in the capital account of KHLP in the Buyer for any distributions made during the calendar month immediately preceding such Monthly Purchase Record Date.
For the avoidance of doubt, no failure by any Servicer to maintain any Purchase Records, or the existence of any error therein, shall derogate from the Buyer’s and its assigns’, right, title and interest in, to or under any Receivables or Related Rights conveyed or purported to be conveyed, whether by purchase or contribution, to Buyer hereunder.
Section 1.2 Purchase Price Calculation.
(a)The “Purchase Price” to be paid to each Originator on any Payment Date in accordance with the terms of Article III for the Receivables and the Related Rights that are purchased hereunder from such Originator shall be an amount equal to, with respect to each Receivable, the product of (i) lesser of (x) the face value, and (y) value assigned on the books and records of the applicable Originator, for such Receivable, multiplied by (ii) the Fair Market Value Discount. For such purpose “Fair Market Value Discount” shall be a percentage calculated to provide Buyer with a reasonable return on its investment in the Receivables after taking account of the time value of money based upon the anticipated dates of collection of the Receivables and the cost to Buyer of financing its investment in the Receivables during such period and the risk of nonpayment by the Obligors. The Originators and Buyer may agree from time to time to change the Fair Market Value Discount based on changes in one or more of such factors; provided that any change to the Fair Market Value Discount shall take effect as of the first day of a fiscal month, shall apply only prospectively and shall not affect the Purchase Price payment in respect of Receivables which came into existence during any calendar month ending prior to the calendar month during which the Originators and Buyer agree to make such change. As of the Closing Date, the Fair Market Value Discount is 99.00%.
(b)The increase in the KHLP’s capital account on any Payment Date in accordance with the terms of Article III for the Receivables and the Related Rights that are contributed by KHLP shall be an amount equal to the Purchase Price for such Receivable.
(c)“Payment Date” means (i) the Closing Date and (ii) each Business Day thereafter on which the Originators are open for business.
(d)Notwithstanding anything to the contrary, the sale and/or contribution of Receivables and the application of proceeds with respect thereto shall occur daily; provided that settlement as to the reporting or presentation of such transactions shall occur on the Monthly Purchase Record Date.

ARTICLE III
PURCHASE PRICE PAYMENTS AND CAPITAL CONTRIBUTIONS
Section 1.1 Purchase Price Payments and Capital Contributions. On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to pay to each Originator the Purchase Price for the Receivables sold to the Buyer by such Originator on each Payment Date as follows (and in the following order of priority):
(a)first, the Buyer shall pay such Purchase Price to each Originator selling Receivables in cash to the extent the Buyer has cash available therefor (including after giving effect to any Investments made under the Receivables Purchase Agreement and the receipt of Collections available for such purpose in accordance with the Receivables Purchase Agreement, including pursuant to a Release);
(b)second, if the Seller’s Net Worth is then less than the Required Capital Amount (after giving effect to any capital contributions made by KHLP to the Buyer on such Payment Date), the Buyer shall set aside the amount of its cash available therefor (including after giving effect to cash payments made pursuant to clause (a) above and any Investments made under the Receivables Purchase Agreement and the receipt of Collections available for such purpose in accordance with the Receivables Purchase Agreement, including pursuant to a Release) necessary to repay any Subordinated Loans on the next-occurring Settlement Date in an amount sufficient to cause the Seller’s Net Worth to no longer be less than the Required Capital Amount, which cash the Buyer (or the Servicer on its behalf) shall hold in trust for distribution (as Collections) in accordance with Section 3.01(a) of the Receivables Purchase Agreement on such next-occurring Settlement Date;
(c)third, to the extent any Purchase Price payment remains due to the Originators selling Receivables after giving effect to clauses (a) and (b) above on such Payment Date, a Subordinated Loan shall automatically be made by the applicable Originator to the Buyer under the applicable Subordinated Loan Agreement in an initial principal amount equal to the lesser of (i) the amount of such remaining Purchase Price and (ii) the maximum amount that could be made without causing the Seller’s Net Worth to be less than the Required Capital Amount, and the Buyer shall pay (and shall be deemed to have paid) the proceeds of such Subordinated Loan to such Originator in payment of such Purchase Price; provided that to the extent any Purchase Price payment remains due to the Originators selling Receivables after giving effect to clauses (a) and (b) above and the first part of this clause (c), the remainder of the Purchase Price shall be paid to the Originator by the issuance of membership interests in the Buyer equivalent in value to the amount of such remaining Purchase Price; and
(d)fourth, with respect to Receivables originated by KHLP, KHLP hereby irrevocably does without further action contribute to the capital of the Buyer all such Receivables (together with their Related Rights), and the value of KHLP’s membership interests in the Buyer shall increase by the Purchase Price relating to such receivables.

For the avoidance of doubt, no Collections or other cash shall be deemed available to the Buyer to make any payment contemplated by this Section unless such Collections or other cash are available to the Buyer for such purpose pursuant to the terms of the Receivables Purchase Agreement.
KHLP, as owner of all Equity Interests in the Buyer and as Servicer, shall cause any Collections that are Released to the Buyer from time to time pursuant to the Receivables Purchase Agreement to be applied by or on behalf of the Buyer in accordance with this Section 3.1.
Section 1.2 Initial Purchase Price Payment and Contributions. On the Closing Date, each Originator shall, and hereby does, contribute to the capital of the Buyer, Receivables and Related Rights that exist and are owing to such Originator on the Closing Date such that the value of the equity (taking into account any cash contributions made on or prior to the Closing Date) held by the Originators in the Buyer, after giving effect to such contribution of Receivables (the value of which shall be determined based on the Purchase Price definition) and Related Rights, shall be at least equal to the Required Capital Amount. After the Closing Date, any Originator may elect, in its sole discretion, to contribute additional Receivables and Related Rights to ensure that the value of the equity of Buyer is at least equal to the Required Capital Amount, provided that this sentence will not be construed to require any Originator to make any capital contributions to the Buyer.

Section 1.3 Settlement as to Specific Receivables and Dilution.
(a)If on any day:
(i)any of the representations or warranties of an Originator set forth in Sections 5.8, 5.13, 5.22, 5.23, 5.24, 5.25, 5.28 or 5.29 are not true with respect to any Pool Receivable conveyed to the Buyer hereunder; or
(ii)the Outstanding Balance of any Pool Receivable conveyed to the Buyer hereunder is reduced or is cancelled as a result of (A) any defective, rejected, returned, repossessed or foreclosed goods or services, (B) any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by the Originators, any other Seller-Related Party or any Affiliate thereof, or (C) any setoff, counterclaim or dispute between any Seller-Related Party or any Affiliate thereof and an Obligor;
then, in either case, the applicable Originator shall be deemed to have received a Collection on such Pool Receivable on such day in an amount equal to (x) in the case of clause (i) above, the affected Pool Receivable’s Outstanding Balance in full, and (y) in the case of clause (ii) above, amount equal to the positive difference between (A) such Pool Receivable’s Outstanding Balance prior to such reduction or cancelation and (B) such Pool Receivable’s Outstanding

Balance after such reduction or cancelation. Collections deemed to have been received by the Originators pursuant to this Section 3.3(a) are referred herein to as “Deemed Collections.”
(b)If an Originator is deemed to receive any Deemed Collections pursuant to Section 3.3(a), then such Originator shall within two (2) Business Days thereof pay in cash to a Collection Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Buyer and the Purchaser Parties (as Buyer’s assignees) an amount equal to:
(i)if the Termination Date has not occurred and no Event of Default or Potential Default has occurred and is continuing, the lesser of (x) the full amount of such Deemed Collections and (y) the amount necessary (by applying such amount as a Collection pursuant to Section 3.01(a) of the Receivables Purchase Agreement) to eliminate any Capital Coverage Amount Deficit (as defined therein) that exists at such time; or
(ii)if the Termination Date has occurred or an Event of Default or Potential Default has occurred and is continuing, the full amount of such Deemed Collection.
(c)If any Deemed Collection (or portion thereof) is not paid in cash to a Collection Account (or as otherwise directed by the Administrative Agent) due to the operation of clause (b)(i) above, the amount of such Deemed Collection or portion thereof (as the case may be) shall be applied as follows:
(i)first, as a deemed repayment of any Subordinated Loans until such Subordinated Loans have been repaid in full; and
(ii)second, as a credit against future Purchase Price payments otherwise due (or to become due) to the applicable Originator hereunder.
ARTICLE IV
EFFECTIVENESS; ADDITIONAL ORIGINATORS
Section 1.1 Effectiveness. This Agreement shall become effective as of the Closing Date upon effectiveness of the Receivables Purchase Agreement pursuant to the terms thereof.
Section 1.2 Additional Originators. Additional Persons may be added as Originators hereunder, with the prior written consent of the Buyer and the Administrative Agent (each acting in its sole discretion); provided that the following conditions are satisfied or waived in writing by the Buyer and Administrative Agent on or before the date of such addition:
(a)the Servicer shall have given the Buyer and the Administrative Agent at least ten (10) days’ prior written notice (or such shorter period as may be agreed in writing by the Administrative Agent) of such proposed addition and the identity of the proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as the Buyer or the Administrative Agent may reasonably request;
(b)such proposed additional Originator shall have executed and delivered to the Buyer and the Administrative Agent an agreement substantially in the form attached hereto as Exhibit A (a “Joinder Agreement”);
(c)such proposed additional Originator shall have delivered to the Buyer and the Administrative Agent each of the documents, certifications, opinions of counsel and lien searches with respect to such Originator, which documents, certifications, opinions of counsel and lien searches were delivered to the Administrative Agent as conditions precedent to effectiveness of the Receivables Purchase Agreement on the Closing Date with respect to KHLP, in each case, in form and substance satisfactory to the Buyer and the Administrative Agent;
(d)such addition shall not result in a Change in Control;
(e)no Termination Event shall have occurred and be continuing; and
(f)no Event of Default or Potential Default shall exist or shall result from such addition.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
Each Originator (and solely with respect to Section 5.23, the Buyer) hereby makes the representations and warranties set forth in this Article V as of the Closing Date and each day on which any Receivable is sold or contributed to the Buyer hereunder:
Section 1.1 Existence and Power. Such Originator (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (ii) has full power and authority under its organizational documents and under the laws of the jurisdiction of its organization or formation to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and (iii) is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
Section 1.2 Power and Authority; Due Authorization. Such Originator (i) has all necessary organizational power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) sell, contribute and grant a security interest in the Receivables and the Related Rights to the Buyer on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary organizational action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party have been duly authorized by such Originator by all necessary action.
Section 1.3 Binding Obligations. This Agreement and each of the other Transaction Documents to which such Originator is a party constitute legal, valid and binding obligations of such Originator, enforceable against such Originator in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
Section 1.4 No Conflict or Violation. The execution and delivery of this Agreement and each other Transaction Document to which such Originator is a party, and the performance of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms of this Agreement and the other Transaction Documents by such Originator, will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which such Originator is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Supporting Assets pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation would not reasonably be expected to have a Material Adverse Effect.
Section 1.5 Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to such Originator’s knowledge threatened, against such Originator before any Governmental Authority: (A) asserting the invalidity of this Agreement or any of the other Transaction Document, (B) seeking to prevent the grant of a security interest in any Receivable or Related Right by such Originator to the Buyer, the ownership or acquisition by the Buyer of any Receivable or Related Right or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeking any determination or ruling that would materially and adversely affect the performance by such Originator of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations that could reasonably be expected to have a Material Adverse Effect.
Section 1.6 No Consents. Such Originator is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, or performance of this Agreement or any other Transaction Document to which it is a party that has not already been obtained, except where the failure to obtain such consent, license, approval, registration, authorization or declaration could not reasonably be expected to have a Material Adverse Effect.
Section 1.7 Governmental Approvals. Except where the failure to obtain or make such authorization, consent, order, approval or action could not reasonably be expected to have a Material Adverse Effect, all authorizations, consents, orders and approvals of, or other actions by, any Governmental Authority that are required to be obtained by such Originator in connection with the grant of a security interest in the Receivables and the Related Rights to the Buyer hereunder or the due execution, delivery and performance by such Originator of this Agreement or any other Transaction Document to which it is a party and the consummation by such Originator of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect.
Section 1.8 Valid Sale. Each sale (or, in the case of KHLP, contribution) of Receivables and the Related Rights made by each Originator pursuant to this Agreement shall constitute a valid sale (or, in the case of KHLP, contribution), transfer and assignment of Receivables and Related Rights to the Buyer, enforceable against creditors of, and purchasers from, such Originator, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
Section 1.9 Accuracy of Information. All certificates, reports, statements, documents and other information furnished to the Buyer or the Administrative Agent by or on behalf of the Originators pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Buyer or the Administrative Agent, and does not contain any material misstatement of fact or omit to state any fact necessary to make the statements contained therein not misleading.
Section 1.10 No Material Adverse Effect. Since December 31, 2023, there has been no Material Adverse Effect with respect to the Originators.
Section 1.11 Names and Location. Except as described in Schedule III, such Originator has not used any corporate names, trade names or assumed names since the date occurring five calendar years prior to the Closing Date other than its name set forth on the signature pages hereto. Such Originator is “located” (as such term is defined in the applicable UCC) in the jurisdiction set forth next to such Originator’s name on Schedule I and since the date occurring five calendar years prior to the Closing Date, has not been “located” (as such term is defined in the applicable UCC) in any other jurisdiction. The office(s) where such Originator keeps its records concerning the Receivables is at the address(es) set forth on Schedule II.
Section 1.12 Margin Regulations. No Originator is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System), and no Purchase Price payments or proceeds under this Agreement will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.
Section 1.13 Eligible Receivables. Each Receivable sold, transferred, contributed or assigned hereunder is an Eligible Receivable on the date of sale, transfer, contribution or assignment, unless otherwise specified in the first Pool Report that includes such Receivable.
Section 1.14 Credit and Collection Policy. Such Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable sold by it hereunder and the related Contracts.
Section 1.15 Investment Company Act. Such Originator is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act.
Section 1.16 Sanctions and other Anti-Terrorism Laws. (a) No Originator, nor any of its employees, officers directors, affiliates, consultants, brokers, or agents acting on such Originator’s behalf: (i) is a Sanctioned Person; or (ii) directly, or indirectly through any third party, is engaged in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, or any transactions or other dealings that otherwise are prohibited by any Anti-Terrorism Laws. (b) No Receivables are Blocked Property.
Section 1.17 Anti-Corruption Laws. Each Originator and its directors and officers, and any employee, agent, or affiliate acting on its behalf, is not in violation of, and has not, during the past five (5) years, directly or indirectly, taken any act that could cause it to be in violation of Anti-Corruption Laws, including any act in furtherance of an offer, payment, promise to pay, authorization, or ratification of payment, directly or indirectly, of any money or anything of value (including any gift, sample, rebate, travel, meal and lodging expense, entertainment, service, equipment, debt forgiveness, donation, grant or other thing of value, however characterized) to any Government Official or any Person to secure any improper advantage or to obtain or retain business. No Originator nor any of its directors, officers, employees, or to the knowledge of any Seller-Related Party, its agents or affiliates acting on its behalf has, during the past five (5) years, received any notice or communication from any Person that alleges, or has been involved in an internal investigation involving any allegations relating to, potential violation of any Anti-Corruption Laws, or has received a request for information from any Official Body regarding Anti-Corruption Law matters. Each Originator (a) has instituted and maintains policies and procedures reasonably designed to ensure compliance with Anti-Corruption Laws, (b) has conducted its business in compliance with all Anti-Corruption Laws in all material respects, and (c) has instituted and maintains policies and procedures reasonably designed to ensure compliance with such Laws.
Section 1.18 Financial Condition.

(a)The Statements (A) were compiled from the books and records maintained by the Parent’s management, (B) are correct and complete, (C) and fairly represent the consolidated financial condition of the Parent and its Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended in accordance with GAAP consistently applied throughout the period covered thereby, subject (in the case of the interim statements) to normal year-end audit adjustments utilized on a consistent basis, and (D) have been prepared in accordance with GAAP consistently applied throughout the period covered thereby, subject (in the case of the interim statements) to normal year-end audit adjustments utilized on a consistent basis.
(b)On the date hereof, and on the date of each purchase hereunder (both before and after giving effect to such purchase), such Originator is, and will be on such date, Solvent and no Insolvency Proceeding with respect to such Originator is, or will be on such date, pending or threatened.
Section 1.19 Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.
Section 1.20 Taxes. Such Originator has (i) timely filed or caused to be filed all material Tax returns (federal, state, foreign and local) required to be filed by it and (ii) paid, or caused to be paid, all material Taxes, assessments and other governmental charges required to be paid by it, if any, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings diligently conducted and as to which adequate reserves have been provided in accordance with GAAP.
Section 1.21 ERISA. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any sales and contributions hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which would result in the incurrence by an Originator of any liability, fine or penalty in excess of the Threshold Amount. No Originator has any contingent liability with respect to any post-retirement benefit under a Welfare Plan (as such term is defined in Section 3(1) of ERISA), other than liability for continuation coverage described in Part 6 of Title I of ERISA.
Section 1.22 No Fraudulent Conveyance. No sale or contribution hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.
Section 1.23 Ordinary Course of Business. Such Originator represents and warrants as to itself that each remittance of Collections by or on behalf of such Originator to the Buyer under this Agreement will have been (i) in payment of a debt incurred by such Originator in the ordinary course of business or financial affairs of such Originator and (ii) made in the ordinary course of business or financial affairs of such Originator.

Section 1.24 Good Title; Perfection.
(a)Immediately preceding its sale or contribution of each Receivable hereunder, such Originator was the owner of such Receivable and Related Rights sold or contributed or purported to be sold or contributed, as the case may be, free and clear of any Adverse Claims, and each such sale or contribution hereunder constitutes a valid sale or contribution, transfer and assignment of all of such Originator’s right, title and interest in, to and under the Receivables and Related Rights sold or contributed by it, free and clear of any Adverse Claims.
(b)On or before the date hereof and before the sale, contribution or other conveyance of any new Receivable to be sold, contributed or otherwise conveyed hereunder, all financing statements and other documents, if any, required to be recorded or filed in order to perfect and protect the Buyer’s ownership or security interest in Receivables and Related Rights to be sold or otherwise conveyed hereunder against all creditors of and purchasers from such Originator have been duly filed in each filing office necessary for such purpose, and all filing fees and transfer and other similar taxes, if any, payable in connection with such filings shall have been paid in full.
(c)Upon the sale, contribution or other conveyance of each new Receivable sold, contributed or otherwise conveyed or purported to be conveyed hereunder and on the Closing Date for then existing Receivables, the Buyer shall have a valid and perfected first priority ownership or security interest in each Receivable sold to it hereunder, free and clear of any Adverse Claim.
Section 1.25 Perfection Representations.
(a)This Agreement creates a valid and continuing ownership or security interest (as defined in the applicable UCC) in such Originator’s right, title and interest in, to and under the Receivables and Related Rights which (A) security interest has been or will be on the date hereof perfected and is enforceable against creditors of and purchasers from such Originator and (B) is free of all Adverse Claims.
(b)The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.
(c)Immediately prior to their sale or contribution to Buyer pursuant to this Agreement, such Originator owned and had good and marketable title to the Receivables and Related Rights free and clear of any Adverse Claim of any Person.
(d)All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under applicable Law in order to perfect (and continue the perfection of) the sale and contribution of the Receivables and Related Rights from such Originator to the Buyer pursuant to this Agreement.

(e)Other than the ownership or security interest granted to the Buyer pursuant to this Agreement, such Originator has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or Related Rights except as permitted by this Agreement and the other Transaction Documents and except as to security interests being released upon or prior to the sale and contribution to Buyer hereunder. Such Originator has not authorized the filing of and is not aware of any financing statements filed against such Originator that include a description of collateral covering the Receivables and Related Rights other than any financing statement (i) in favor of the Administrative Agent or (ii) that has been terminated or amended to reflect the release of any security interest in the Receivables and Related Rights. Such Originator is not aware of any judgment lien, ERISA lien or tax lien filings against such Originator.
Section 1.26 Reliance on Separate Legal Identity. Such Originator acknowledges that each of the Purchasers and the Administrative Agent are entering into the Transaction Documents to which they are parties in reliance upon the Buyer’s identity as a legal entity separate from the Originators.
Section 1.27 Opinions. The facts regarding the Originators, the Receivables sold or contributed by it hereunder, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.
Section 1.28 Enforceability of Contracts. Each Contract related to any Receivable sold or contributed by such Originator hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the outstanding balance of such Receivable, enforceable against the Obligor in accordance with its terms, without being subject to any defense, deduction, offset or counterclaim and such Originator has fully performed its obligations under such Contract except as may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.
Section 1.29 Nature of Pool Receivables. All Pool Receivables: (i) were originated by such Originator in the ordinary course of its business, (ii) if sold or purported to be sold, were sold to Buyer for fair consideration and reasonably equivalent value and (iii) represent all, or a portion of the purchase price of merchandise, insurance or services within the meaning of Section 3(c)(5)(A) of the Investment Company Act. The purchase of Pool Receivables with the proceeds of Investments made under the Receivables Purchase Agreement would constitute a “current transaction” for purposes of Section 3(a)(3) of the Securities Act.
Section 1.30 Compliance with Law. Such Originator is in compliance with the requirements of all laws, rules and regulations applicable to its property or business operations, except in such instance where any failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 1.31 Servicing Programs. No license or approval is required for Servicer’s or Buyer’s use of any software or other computer program used by the Originators in the servicing of the Receivables, other than those that have been obtained and are in full force and effect, except where any failure to obtain such licenses or approval, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 1.32 Adverse Change in Receivables. Since December 31, 2023, there has been no material adverse change in either the collectability or the payment history of the Receivables originated by such Originator taken as a whole.
Section 1.33 Compliance with Transaction Documents. Such Originator has complied with all of the terms, covenants and agreements contained in the other Transaction Documents to which it is a party.
ARTICLE VI
COVENANTS OF THE ORIGINATORS
Section 1.1 Covenants. At all times from the Closing Date until the Final Payout Date, each Originator shall perform the following covenants:
(a)Existence. Except as permitted under this Agreement, each Originator shall keep in full force and effect its existence and rights as a corporation or other entity under the laws of the state of its jurisdiction of organization. Such Originator shall obtain and preserve its qualification to do business in each jurisdiction in which the conduct of its business as required by this Agreement requires such qualification, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)Financial Reporting. Such Originator will maintain a system of accounting established and administered in accordance with GAAP, and such Originator shall furnish to the Buyer and the Administrative Agent such information (including non-financial information) as the Buyer or the Administrative Agent may from time to time reasonably request in connection with the transactions contemplated by the Transaction Documents.
(c)Notices. The Servicer will notify the Buyer and the Administrative Agent in writing of any of the following events promptly upon (but in no event later than ten (10) Business Days after) an Authorized Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps taken or being taken by the Person(s) affected with respect thereto:
(i)Notice of Termination Event, Event of Default or Potential Default. A statement of an Authorized Officer of the Servicer setting forth details of any Termination Event (as defined in Section 8.1), Event of Default or Potential Default that has occurred and is continuing and the action that the Servicer and the Originators have taken or propose to take with respect thereto.

(ii)Representations and Warranties. The failure of any representation or warranty made or deemed made by any Originator under this Agreement or any other Transaction Document to be true and correct in any material respect when made, except where such failure could not reasonably be expected to result in a Material Adverse Effect (as of the time of discovery).
(iii)Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which could reasonably be expected to have a Material Adverse Effect.
(iv)Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Receivables or Related Rights or any material portion thereof, (B) any Person other than the Buyer, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrative Agent.
(v)Name Changes. Any change in any Originator’s or the Buyer’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements.
(vi)Change in Accountants or Accounting Policy. Any change in (A) the external accountants of any Originator, or (B) any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).
(vii)Material Adverse Change. Promptly after the occurrence thereof, notice of any matter that could reasonably be expected to result in a material adverse change in the business, operations, property or financial of other condition of the Originators, taken as a whole.
(d)Compliance with Laws. Such Originator will comply with all Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.
(e)Inspection of Receivables. Such Originator will, at such Originator’s expense, during regular business hours with prior written notice, (i) permit the Administrative Agent (together with and joining in the same visitation, each Purchaser or their respective agents or representatives) to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Supporting Assets, as reasonably necessary to monitor such Originator’s performance hereunder and the other Transaction Documents to which it is a party, (B) visit the offices and properties of such Originator for the purpose of examining such books and records as reasonably necessary to monitor such Originator’s performance hereunder and the other Transaction Documents to which it is a party and (C) discuss matters relating to the Pool Receivables, the other Supporting Assets or such Originator’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of such Originator (provided that representatives of such Originator are present during such discussions) having knowledge of such matters, provided, that, so long as no Event of Default or Potential Default has occurred and is continuing, no more than two (2) such visits in any fiscal year shall be permitted, and (ii) without limiting the provisions of clause (i) above, during regular business hours, at such Originator’s expense, upon prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Pool Receivables and other Supporting Assets; provided, that, such Originator shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clause (ii) above in any twelve-month period unless an Event of Default or Potential Default has occurred and is continuing. The inspection rights under this Section 6.1(e) shall be conducted concurrently with similar inspection rights under the Receivables Purchase Agreement to inspect the Buyer.
(f)Compliance with Receivables Purchase Agreement. Such Originator will comply with Section 7.01(h)(ii) of the Receivables Purchase Agreement as requested by the Buyer.
(g)Payments on Receivables; Collection Accounts. Subject to Section 7.04 of the Receivables Purchase Agreement, such Originator will at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box. Such Originator and the Servicer will, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of such Originator. If any payments on the Pool Receivables or other Collections are received by such Originator or the Servicer, it shall hold such payments in trust for the benefit of the Buyer, the Administrative Agent, the Purchasers and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account. Such Originator shall not permit funds other than Collections on Pool Receivables and other Supporting Assets to be deposited into any Collection Account. Such Originator will not, and will not permit any other Person to commingle Collections or other funds to which the Buyer, the Administrative Agent, any Purchaser or any other Secured Party is entitled, with any other funds.
(h)Sales, Liens, etc. Except as otherwise provided herein, no Originator will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including the filing of any financing statement) or with respect to, any Pool Receivable or other Related Rights, or assign any right to receive income in respect thereof.

(i)Extension or Amendment of Pool Receivables; Performance of Contracts. Except as otherwise permitted by Section 8.02(a) the Receivables Purchase Agreement, no Originator will, or will permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. Such Originator shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.
(j)Fundamental Changes. Such Originator shall not make any change in its name, location or make any other change in its identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or the Receivables Purchase Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC, in each case, unless the Buyer and the Administrative Agent have each (A) received written notice within ten (10) days’ thereof, (B) received executed copies of all documents, certificates and, with respect to material changes in its corporate structure, opinions (including, opinions relating to bankruptcy and UCC matters) as the Buyer or the Administrative Agent shall reasonably request and (C) been reasonably satisfied that all other action to perfect and protect the interests of the Buyer and the Administrative Agent, on behalf of the Purchasers, in and to the Receivables to be sold or contributed by it hereunder and other Related Rights, as reasonably requested by the Buyer or the Administrative Agent shall have been taken by, and at the expense of, such Originator (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3).
(k)Change in Credit and Collection Policy. No Originator will make, or direct the Servicer to make, any material change in the Credit and Collection Policy without the prior written consent of the Administrative Agent. Promptly following any change in the Credit and Collection Policy, the Servicer will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent and the Buyer.
(l)Books and Records. Such Originator will maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(m)Ownership Interest, Etc. Such Originator shall (and shall cause the Servicer to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable ownership or security interest in the Pool Receivables, the Related Rights and Collections with respect thereto, and a first priority perfected security interest in the Supporting Assets, in each case free and clear of any Adverse Claim, in favor of the Buyer (and the Administrative Agent (on behalf of the Secured Parties), as the Buyer’s assignee), including taking such action to perfect, protect or more fully evidence the interest of the Buyer (and the Administrative Agent (on behalf of the Secured Parties), as the Buyer’s assignee) as the Buyer, the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, such Originator shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. Such Originator shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments or continuations, or other filings necessary to continue, maintain and perfect the Buyer’s and the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Servicer to file such financing statements under the UCC without the signature of such Originator, the Buyer or the Administrative Agent where allowed by Law. Notwithstanding anything else in the Transaction Documents to the contrary, such Originator shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.
(n)Further Assurances. Such Originator hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Buyer, the Servicer or the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the purchases and contributions made hereunder or under the Receivables Purchase Agreement and/or security interest granted pursuant to the Receivables Purchase Agreement or any other Transaction Document, or to enable the Buyer or the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies hereunder, under the Receivables Purchase Agreement or under any other Transaction Document. Without limiting the foregoing, such Originator hereby authorizes, and will, upon the request of the Buyer or the Administrative Agent, at such Originator’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Buyer or Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.

(o)Mergers, Acquisitions, Sales, etc. Other than with respect to a merger or consideration (1) (x) of one Originator into another Originator or (y) approved by Administrative Agent (such approval not unreasonably withheld), (2) when no Termination Event is continuing, such Originator shall not (i) be a party to any merger, consolidation or other restructuring, except a merger, consolidation or other restructuring where the Buyer and the Administrative Agent have each (A) received ten (10) days’ prior written notice thereof, (B) received executed copies of all documents, certificates and opinions (including opinions relating to bankruptcy and UCC matters) as the Buyer or the Administrative Agent shall reasonably request and (C) been satisfied that all other action to perfect and protect the interests of the Buyer and the Administrative Agent, on behalf of the Secured Parties, in and to the Receivables to be sold by it hereunder and other Related Rights, as reasonably requested by the Buyer or the Administrative Agent shall have been taken by, and at the expense of, such Originator (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3) or (ii) directly or indirectly sell, transfer, assign, convey or lease (A) whether in one or a series of transactions, all or substantially all of its assets except a sale, transfer, assignment, conveyance or lease where the Buyer and the Administrative Agent have both (i) received ten (10) days’ prior written notice thereof and (ii) consented in writing thereto (such consent not to be unreasonably withheld, conditioned or delayed) or (B) any Receivables or any interest therein (other than pursuant to this Agreement).
(p)Frequency of Billing. The Servicer shall prepare and deliver (or cause to be prepared and delivered) invoices with respect to all Receivables in accordance with the Credit and Collection Policies, but in any event no less frequently than as required under the Contract related to such Receivable.
(q)Receivables Not to Be Evidenced by Promissory Notes or Chattel Paper. Such Originator shall not take any action to cause or permit any Receivable created, acquired or originated by it to become evidenced by any “instrument” or “chattel paper” (as defined in the applicable UCC) without the prior written consent of the Buyer and the Administrative Agent.
(r)Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws. Such Originator covenants and agrees that:
(i)it shall immediately notify each Purchaser Party in writing upon (but in no event later than three (3) Business Days after) the occurrence of a Reportable Compliance Event;
(ii)if, at any time, any Supporting Assets sold, contributed or otherwise transferred to the Buyer by such Originator become Blocked Property, then, in addition to all other rights and remedies available to any Purchaser Party, upon request by any Purchaser Party, such Originator shall provide substitute Supporting Assets acceptable to the Administrative Agent that are not Blocked Property;

(iii)it shall, and shall require each other Covered Entity to, conduct its business in compliance with all Anti-Corruption Laws in all material respects and maintain policies and procedures reasonably designed to ensure compliance by such Covered Entity with such Laws; and
(iv)it and its Subsidiaries will not: (A) become a Sanctioned Person or allow any employees, officers, directors, affiliates, consultants, brokers, or agents acting on its behalf in connection with this Agreement to become a Sanctioned Person; (B) directly, or indirectly through a third party, engage in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the Investments to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction; (C) pay or repay any Seller Obligations with Blocked Property or funds derived from any unlawful activity; (D) permit any Supporting Assets to become Blocked Property; or (E) cause any Purchaser Party to violate any Anti-Terrorism Law.
(s)Identifying of Records. The Servicer and each Originator shall cause its master data processing records relating to Pool Receivables and related Contracts to clearly and unambiguously indicate that the Pool Receivables have been sold or contributed to the Buyer hereunder and sold or pledged by the Buyer pursuant the Receivables Purchase Agreement.
(t)Buyer’s Tax Status. Such Originator shall take all actions to ensure that the Buyer does not become (i) being treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 that is wholly owned by a “United States person” within the meaning of Section 7701(a)(30) of the Code for U.S. federal income tax purposes, (ii) an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, (iii) subject to any Tax in any jurisdiction outside the United States or (iv) subject to any material Tax imposed by a state or local taxing authority.
(u)Insurance. Such Originator will maintain in effect, at such Originator’s expense, such casualty and liability insurance as such Originator deems appropriate in its good faith business judgment.
(v)Other Additional Information. Such Originator will provide to the Administrative Agent such information and documentation as may reasonably be requested by the Administrative Agent from time to time for purposes of compliance by the Administrative Agent with Laws (including without limitation the USA PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent to comply therewith.
(w)Change in Payment Instructions to Obligors. Such Originator shall not (and shall not permit the Servicer to) add, replace or terminate any Collection Account

(or a related Lock-Box) or make any change in its instructions to the Obligors regarding payments to be made to the Collection Account (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Account Control Agreement (or an amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box) and, solely with respect to the replacement or termination of a Collection Account, the Administrative Agent shall have consented to such change in writing.
(x)Ownership of Buyer. KHLP shall at all times directly or indirectly own 100% of the Equity Interests of the Buyer free and clear of all Adverse Claims.
Section 1.2 Separateness Covenants. Each Originator hereby acknowledges that this Agreement and the other Transaction Documents are being entered into in reliance upon the Buyer’s identity as a legal entity separate from such Originator and its Affiliates. Therefore, from and after the date hereof, such Originator shall take all reasonable steps necessary to make it apparent to third Persons that the Buyer is an entity with assets and liabilities distinct from those of such Originators and any other Persons, and is not a division of any Originator, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each Originator shall take such actions as shall be required in order that:
(a)such Originator (other than KHLP, solely in accordance with its rights obligations under the Buyer’s limited liability company agreement) shall not be involved in the day to day management of the Buyer;
(b)such Originator shall maintain separate records and books of account from the Buyer and otherwise will observe corporate formalities and have a separate area from the Buyer for its business (which may be located at the same address as the Buyer, and, to the extent that it and the Buyer have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses);
(c)the financial statements and books and records of such Originator shall be prepared after the date of creation of the Buyer to reflect and shall reflect the separate existence of the Buyer; provided, that the Buyer’s assets and liabilities may be included in a consolidated financial statement issued by an Affiliate of the Buyer; provided, however, that any such consolidated financial statement or the notes thereto shall make clear that the Buyer’s assets are not available to satisfy the obligations of such Affiliate;
(d)except as permitted by the Receivables Purchase Agreement, (i) such Originator shall maintain its assets (including deposit accounts) separately from the assets (including deposit accounts) of the Buyer and (ii) such Originator’s assets, and records relating thereto, have not been, are not, and shall not be, commingled with those of the Buyer;

(e)such Originator shall not act as an agent for the Buyer (except in the capacity of Servicer or a Sub-Servicer);
(f)such Originator shall not conduct any of the business of the Buyer in its own name (except in the capacity of Servicer or a Sub-Servicer);
(g)such Originator shall not pay any liabilities of the Buyer out of its own funds or assets;
(h)such Originator shall maintain an arm’s-length relationship with the Buyer;
(i)such Originator shall not assume or guarantee or become obligated for the debts of the Buyer or hold out its credit as being available to satisfy the obligations of the Buyer;
(j)such Originator shall not acquire obligations of the Buyer (other than any Subordinated Loan(s));
(k)such Originator shall allocate fairly and reasonably overhead or other expenses that are properly shared with the Buyer, including shared office space;
(l)such Originator shall identify and hold itself out as a separate and distinct entity from the Buyer;
(m)such Originator shall correct any known misunderstanding respecting its separate identity from the Buyer;
(n)such Originator shall not enter into, or be a party to, any transaction with the Buyer, except in the ordinary course of its business and on terms which are intrinsically fair and not less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;
(o)such Originator shall not pay the salaries of the Buyer’s employees, if any; and
(p)to the extent not already covered in paragraphs (a) through (o) above, such Originator shall comply and/or act in accordance with all of the other separateness covenants set forth in Section 7.03 of the Receivables Purchase Agreement.
ARTICLE VII
ADDITIONAL RIGHTS AND OBLIGATIONS
IN RESPECT OF RECEIVABLES
Section 1.1 Rights of the Buyer. Each Originator hereby authorizes the Buyer, the Servicer or their respective designees or assignees under this Agreement or the Receivables Purchase Agreement (including the Administrative Agent) to take any and all steps in such

Originator’s name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder, including endorsing the name of such Originator on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment; provided, however, that the Administrative Agent shall not take any of the foregoing actions unless an Event of Default has occurred and is continuing.
Section 1.2 Responsibilities of the Originators. Notwithstanding anything herein to the contrary:
(a)Each Originator shall perform its obligations hereunder, and the exercise by the Buyer or its designee of its rights hereunder shall not relieve such Originator from such obligations.
(b)None of the Buyer, the Purchasers or the Administrative Agent shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Buyer, the Purchasers or the Administrative Agent be obligated to perform any of the obligations of such Originator thereunder.
(c)Each Originator hereby grants to the Administrative Agent an irrevocable power-of-attorney, with full power of substitution, coupled with an interest, during the occurrence and continuation of an Event of Default to take in the name of such Originator all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Originator or transmitted or received by the Buyer (whether or not from such Originator) in connection with any Receivable sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder or Related Right.
Section 1.3 Further Action Evidencing Purchases. On or prior to the Closing Date, each Originator shall mark its master data processing records evidencing Pool Receivables and Contracts with a legend, acceptable to the Buyer and the Administrative Agent, evidencing that the Pool Receivables have been transferred in accordance with this Agreement and none of the Originators shall (or shall permit the Servicer to) change or remove such notation without the prior written consent of the Buyer and the Administrative Agent. Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Buyer, the Servicer or the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the Receivables and Related Rights purchased by or contributed to the Buyer hereunder, or to enable the Buyer to exercise or enforce any of its rights hereunder or under any other Transaction Document. If any Originator fails to perform any of its agreements or obligations under this Agreement, the Buyer or its designee or assignee (including the Administrative Agent) may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Buyer or its designee or assignee (including the Administrative Agent) incurred in connection therewith shall be payable by such Originator.

Section 1.4 Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to any Originator shall, except as otherwise specified by such Obligor, required by Law and unless otherwise instructed by a Servicer (with the prior written consent of the Administrative Agent) or the Administrative Agent, be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder (such application to be made starting with the oldest outstanding Receivable or Receivables) before being applied to any other indebtedness of such Obligor.
Section 1.5 Performance of Obligations. Each Originator shall (i) perform all of its obligations under the Contracts related to the Receivables generated by such Originator to the same extent as if interests in such Receivables had not been transferred hereunder, and the exercise by the Buyer or the Administrative Agent of its rights hereunder shall not relieve any Originator from any such obligations and (ii) pay (or cause to be paid) when due any Taxes that are required to be paid by it, (including any sales Taxes) payable in connection with the Receivables generated by such Originator and their creation and satisfaction.
ARTICLE VIII
TERMINATION EVENTS
Section 1.1 Termination Events. Each of the following events or occurrences described in this Section 8.1 shall constitute a “Termination Event”:
(a)any Originator shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document to which it is a party and such failure shall continue unremedied for two (2) Business Days;
(b)any representation or warranty made or deemed made by any Originator (or any of its officers) under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by any Originator pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, and such misrepresentation, solely to the extent capable of being cured, shall continue for ten (10) days; provided, that a breach of a representation or warranty set forth in Sections 5.8, 5.13, 5.22, 5.23, 5.24, 5.25, 5.27, 5.28 or 5.29 shall not constitute a Termination Event if the applicable Originator has complied with its related obligations under Section 3.3 with respect to such breach;
(c)any Originator shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document to be performed or observed by such Originator, and such failure, solely to the extent capable of cure, shall continue unremedied for thirty (30) days; provided, such failure shall not constitute a Termination Event if capable of cure, and is cured, by performance of the obligations under Section 3.3 with respect to such failure;
(d)any of (i) a Relief Proceeding shall have been instituted against any of the Originators responsible for the origination of 25% of the Receivables Pool as of any date of determination (any such Originator, “Significant Originator Group”) or a substantial part of the assets of a Significant Originator Group, and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Significant Originator Group institutes, or takes any action in furtherance of, a Relief Proceeding, (iii) any Significant Originator Group ceases to be Solvent or admits in writing its inability to pay its debts as they mature or (iv) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of such Significant Originator Group and is not released, vacated or fully bonded within sixty (60) days after its issue or levy.
Section 1.2 Remedies.
(a)Optional Termination. Upon the occurrence and during the continuation of a Termination Event, the Buyer (but not the Servicer or any Originator), with the prior written consent of the Administrative Agent (which may grant or deny such consent in its sole discretion), shall have the option, by notice to the Originators (with a copy to the Administrative Agent and the Purchasers), to declare the Purchase Facility terminated.
(b)Remedies Cumulative. Upon any termination of the Purchase Facility pursuant to clause (a) above, the Buyer (and the Administrative Agent as Buyer’s collateral assignee) shall have, in addition to all other rights and remedies with respect to the Pool Receivables under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Laws, which rights shall be cumulative.
ARTICLE IX
INDEMNIFICATION
Section 1.1 Indemnities by the Originators. Without limiting any other rights that the Buyer may have hereunder or under Law, the Originators, jointly and severally, hereby agree to indemnify the Buyer, each of its officers, directors, employees, agents, employees and respective assigns, and (solely by virtue of the collateral assignment of this Agreement by the Buyer pursuant to Section 2.08(i)(i)(D) of the Receivables Purchase Agreement) the Administrative Agent and each Purchaser (each of the foregoing Persons being individually called a “Sale and Contribution Indemnified Party”), forthwith on demand, from and against any and all damages, claims, losses, judgments, liabilities, penalties and related costs and expenses (including Attorney Costs) (all of the foregoing being collectively called “Sale and Contribution Indemnified Amounts”) awarded against or incurred by any of them directly arising out of, relating to or in connection with:
(a)the breach of any representation or warranty made or deemed made by any Originator (or any employee, officer or agent thereof) under or in connection with this Agreement or any of the other Transaction Documents, or any information or report delivered by or on behalf of any Originator pursuant hereto or thereto which shall have been untrue or incorrect when made or deemed made or delivered;

(b)the failure by any Originator to transfer good and marketable title in and to any Pool Receivable or Related Right to the Buyer, free and clear of any Adverse Claims, and that is freely assignable, pursuant to this Agreement;
(c)the failure by any Originator to comply with the terms of any Transaction Document or with any Law in any material respect with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Law;
(d)the lack of an enforceable ownership interest, or a first priority perfected lien, in the Pool Receivables (and all Related Security) against all Persons (including any bankruptcy trustee or similar Person), in either case, free and clear of any Adverse Claim;
(e)the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Laws with respect to any Pool Receivable or the Related Rights;
(f)any suit or claim related to the Pool Receivables (including any products liability or environmental liability claim arising out of or in connection with the property, products or services that are the subject of any Pool Receivable);
(g)any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable in the Receivables Pool (including a defense based on such Receivable’s or the related Contract’s not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms) or any other claim resulting from the sale of the property, products or services giving rise to such Receivable or the furnishing or failure to furnish such property, products or services;
(h)any failure of any Originator to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables in any material respect, or to timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable;
(i)any products liability or environmental arising out of or in connection with any Receivable or other merchandise, goods or services which are the subject of or related to any Receivable;
(j)the misdirection of Collections or the commingling of Collections of Pool Receivables at any time with other funds;
(k)any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or in respect of any Pool Receivable or any Related Rights;

(l)any claim brought by any Person other than a Sale and Contribution Indemnified Party arising from any activity by any Originator or any Affiliate thereof in servicing, administering or collecting any Pool Receivable;
(m)the failure by any Originator to pay when due any Taxes with respect to the Pool Receivables, including sales, excise or personal property Taxes, but excluding any taxes calculated or based upon the income of any Contribution Indemnified Party;
(n)any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or the rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability or refusal of any Obligor to pay undisputed indebtedness;
(o)any governmental fee or charge, all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including Attorney Costs in defending against the same, which are required to be paid by reason of the purchase or ownership of the Receivables or any Related Rights;
(p)any liability under Section 4.03 of the Receivables Purchase Agreement;
(q)any breach of Sections 6.01(w), 7.01(y) or 7.02(q) of the Receivable Purchase Agreement; or
(r)the failure of any Receivable sold, transferred, contributed or assigned hereunder as an Eligible Receivable to actually constitute an Eligible Receivable on the date of sale, transfer, contribution or assignment.
provided that such indemnity shall not be available to any Sale and Contribution Indemnified Party to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined to have resulted from the gross negligence or willful misconduct of a Sale and Contribution Indemnified Party or (y) to the extent the same includes damages, claims, losses, judgments, liabilities, penalties and related costs and expenses (including Attorney Costs) in respect of Receivables that are uncollectable or for which collection is delayed by reason of the bankruptcy, insolvency, lack of creditworthiness or other financial inability or refusal to pay, of the related Obligor.
Notwithstanding anything to the contrary in this Agreement, solely for purposes of such Originator’s indemnification obligations in this Article IX, any representation, warranty or covenant qualified by the occurrence or non-occurrence of a material adverse effect or similar concepts of materiality shall be deemed to be not so qualified.

Any indemnification or contribution under this Section 9.1 shall survive the termination of this Agreement.
ARTICLE X
MISCELLANEOUS
Section 1.1 Amendments, etc.
(a)The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Buyer, the Servicer and each Originator, with the prior written consent of the Administrative Agent.
(b)No failure or delay on the part of the Buyer, the Servicer, any Originator, the Administrative Agent or any third-party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Seller-Related Party in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Buyer or the Administrative Agent under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
(c)The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.
Section 1.2 Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or electronic mail communication) and shall be delivered or sent by facsimile, electronic mail, or by overnight mail, to the intended party at the mailing or electronic mail address or facsimile number of such party set forth under its name on Schedule IV hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto or in the case of the Administrative Agent, at its address for notices pursuant to the Receivables Purchase Agreement. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or electronic mail, when sent, receipt confirmed by telephone or electronic means.
Section 1.3 No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Originator hereby authorizes the Buyer and the Administrative Agent (collectively, the “Set-off Parties”), at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of such Originator to such Set-off Party arising in connection with the Transaction Documents (including amounts payable by such Originator pursuant to Section

9.1) that are then due and payable or that are not then due and payable but have accrued, any and all deposits (general or special, time or demand, provisional or final) at any time held by, and any and all indebtedness at any time owing by, any Set-off Party to or for the credit or the account of such Originator.
Section 1.4 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither any Originator nor the Servicer may assign any of its rights hereunder or any interest herein without the prior written consent of the Buyer, the Administrative Agent and each Purchaser, except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.
Section 1.5 CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.
(a)Governing Law. This Agreement and the other Transaction Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Transaction Document (except, as to any other Transaction Document, as expressly specified therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of New York.
(b)Submission to Jurisdiction. The Originators, the Buyer and the Servicer irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Purchaser or any Related Party of the foregoing in any way relating to this Agreement or any other Transaction Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or in any other Transaction Document shall affect any right that the Administrative Agent or any Purchaser may otherwise have to bring any action or proceeding relating to this Agreement or any other Transaction Document against the Originators, the Buyer and the Servicer or its properties in the courts of any jurisdiction.

(c)Waiver of Venue. The Originators, the Buyer and the Servicer irrevocably and unconditionally waive, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Transaction Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.2. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.
(e)WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 1.6 Costs, Expenses and Taxes. In addition to the obligations of the Originators under Article IX, the Originators, jointly and severally, agree to pay on demand:
(a)to the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder all reasonable out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto), including (i) the reasonable Attorney Costs for the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder with respect thereto and with respect to advising any such Person as to their rights and remedies under this Agreement and the other Transaction Documents and (ii) reasonable accountants’, auditors’ and consultants’ fees and expenses for the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder incurred in connection with the administration and maintenance of this Agreement or advising any such Person as to their rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Transaction Document;
(b)to the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder all reasonable out-of-pocket costs and expenses (including reasonable Attorney Costs), of any such Person incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents; and
(c)all Other Taxes payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agrees to indemnify each Sale and Contribution Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omitting to pay such Taxes.
Section 1.7 Captions and Cross References; Incorporation by Reference. The various captions (including the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Article, Section, Schedule or Exhibit are to such Article, Section, Schedule or Exhibit of this Agreement, as the case may be. The Schedules and Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.
Section 1.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.
Section 1.9 Acknowledgment and Agreement. By execution below, each Originator expressly acknowledges and agrees that all of the Buyer’s rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be collaterally assigned by means of the Buyer granting a security interest to the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Receivables Purchase Agreement, and each Originator consents to such collateral assignment. Each of the parties hereto acknowledges and agrees that the Administrative Agent is an assignee and third-party beneficiary of the rights of the Buyer arising hereunder and under the other Transaction Documents to which any Originator is a party, and notwithstanding anything to the contrary contained herein or in any other Transaction Document, during the occurrence and continuation of an Event of Default under the Receivables Purchase Agreement, the Administrative Agent, and not the Buyer, shall have the sole right to exercise all such rights and related remedies.
Section 1.10 No Proceeding. Each Originator hereby agrees that it will not institute, or join any other Person in instituting, against the Buyer any Insolvency Proceeding for at least one year and one day following the Final Payout Date. Each Originator further agrees that notwithstanding any provisions contained in this Agreement to the contrary, the Buyer shall not, and shall not be obligated to, pay any amount to such Originator in respect of any Subordinated Loan, the Subordinated Loan Agreement or otherwise pursuant to this Agreement unless the Buyer has received funds which may, subject to Section 3.01 of the Receivables Purchase Agreement, be used to make such payment. Any amount which the Buyer does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against, or corporate obligation of, the Buyer by such Originator for any such insufficiency unless and until the provisions of the foregoing sentence are satisfied. The agreements in this Section 10.12 shall survive any termination of this Agreement.
Section 1.11 Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.
Section 1.12 Originators Jointly and Severally Liable. Each of the representations, warranties, covenants, obligations, indemnities and other undertakings of any Originator hereunder shall be made jointly and severally, and are joint and several liabilities of the Originators hereunder.
Section 1.13 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Agreement and any document to be signed in connection with this Agreement and the transactions contemplated hereby (including Joinder Agreements, amendments or other waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 1.14 Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.
KINETIK RECEIVABLES LLC, as Buyer

By:    /s/Todd Carpenter________________________
Name:     Todd Carpenter
Title:    General Counsel, Assistant Secretary, and Chief Compliance Officer

KINETIK HOLDINGS LP,
as the Servicer and as an Originator

By:    /s/Todd Carpenter________________________
Name:     Todd Carpenter
Title:    General Counsel, Assistant Secretary, and Chief Compliance Officer

ALTUS MIDSTREAM GATHERING LP
as an Originator
By: Altus Midstream Subsidiary GP, LLC, its general partner
By:    /s/Todd Carpenter________________________
Name:     Todd Carpenter
Title:    Manager

ALTUS MIDSTREAM PROCESSING LP
as an Originator
By: Altus Midstream Subsidiary GP, LLC, its general partner

By:    /s/Todd Carpenter________________________
Name:     Todd Carpenter
Title:    Manager

BCP RAPTOR II, LLC
as an Originator
By: BCP Raptor Immediate Holdco II, LLC, its managing member
By: BCP Raptor Midco, LLC, its sole member
By: BCP Raptor Holdco, LP, its sole member
By: BCP Raptor Holdco GP, LLC, its general partner
By: Kinetik Holdings LP, its sole member
By: Kinetik Holdings GP LLC, its general partner
By:    /s/Todd Carpenter________________________
Name:     Todd Carpenter
Title:    General Counsel, Assistant Secretary, and Chief Compliance Officer

BCP RAPTOR MIDCO, LLC
as an Originator
By: BCP Raptor Holdco, LP, its sole member
By: BCP Raptor Holdco GP, LLC, its general partner
By: Kinetik Holdings LP, its sole member
By: Kinetik Holdings GP LLC, its general partner
By:    /s/Todd Carpenter________________________
Name:     Todd Carpenter
Title:    General Counsel, Assistant Secretary, and Chief Compliance Officer

BRANDYWINE NGL, LLC
as an Originator
By: BCP Residue Pipeco, LLC, its sole member
By: BCP Raptor Holdco, LP, its sole member
By: BCP Raptor Holdco GP, LLC, its general partner
By: Kinetik Holdings LP, its sole member
By: Kinetik Holdings GP LLC, its general partner
By:    /s/Todd Carpenter________________________
Name:     Todd Carpenter
Title:    General Counsel, Assistant Secretary, and Chief Compliance Officer

CR FIELD SERVICES, LLC
as an Originator
By: CR Permian Holdings, LLC, its sole member
By: BCP Raptor II, LLC, its sole member
By: BCP Raptor Immediate Holdco II, LLC, its managing member
By: BCP Raptor Midco, LLC, its sole member
By: BCP Raptor Holdco, LP, its sole member
By: BCP Raptor Holdco GP, LLC, its general partner
By: Kinetik Holdings LP, its sole member
By: Kinetik Holdings GP LLC, its general partner
By:    /s/Todd Carpenter________________________
Name:     Todd Carpenter
Title:    General Counsel, Assistant Secretary, and Chief Compliance Officer

CR PERMIAN CRUDE, LLC
as an Originator
By: CR Permian Holdings, LLC, its sole member
By: BCP Raptor II, LLC, its sole member
By: BCP Raptor Immediate Holdco II, LLC, its managing member
By: BCP Raptor Midco, LLC, its sole member
By: BCP Raptor Holdco, LP, its sole member
By: BCP Raptor Holdco GP, LLC, its general partner
By: Kinetik Holdings LP, its sole member
By: Kinetik Holdings GP LLC, its general partner
By:    /s/Todd Carpenter________________________
Name:     Todd Carpenter
Title:    General Counsel, Assistant Secretary, and Chief Compliance Officer

CR PERMIAN HOLDINGS, LLC
as an Originator
By: BCP Raptor II, LLC, its sole member
By: BCP Raptor Immediate Holdco II, LLC, its managing member
By: BCP Raptor Midco, LLC, its sole member
By: BCP Raptor Holdco, LP, its sole member
By: BCP Raptor Holdco GP, LLC, its general partner
By: Kinetik Holdings LP, its sole member
By: Kinetik Holdings GP LLC, its general partner
By:    /s/Todd Carpenter________________________
Name:     Todd Carpenter

Title:    General Counsel, Assistant Secretary, and Chief Compliance Officer

CR PERMIAN PROCESSING, LLC
as an Originator
By: CR Permian Holdings, LLC, its sole member
By: BCP Raptor II, LLC, its sole member
By: BCP Raptor Immediate Holdco II, LLC, its managing member
By: BCP Raptor Midco, LLC, its sole member
By: BCP Raptor Holdco, LP, its sole member
By: BCP Raptor Holdco GP, LLC, its general partner
By: Kinetik Holdings LP, its sole member
By: Kinetik Holdings GP LLC, its general partner
By:    /s/Todd Carpenter________________________
Name:     Todd Carpenter
Title:    General Counsel, Assistant Secretary, and Chief Compliance Officer

DELAWARE LINK VENTURES, LLC
as an Originator
By: Delaware Link Ventures Holdings, LLC, its sole member
By: BCP Residue Pipeco, LLC, its sole member
By: BCP Raptor Holdco, LP, its sole member
By: BCP Raptor Holdco GP, LLC, its general partner
By: Kinetik Holdings LP, its sole member
By: Kinetik Holdings GP LLC, its general partner

By:    /s/Todd Carpenter________________________
Name:     Todd Carpenter
Title:    General Counsel, Assistant Secretary, and Chief Compliance Officer

KINETIK CRUDE MARKETING, LLC
as an Originator
By: Kinetik Marketing, LLC, its sole member
By: BCP Raptor Midco, LLC, its sole member
By: BCP Raptor Holdco, LP, its sole member
By: BCP Raptor Holdco GP, LLC, its general partner
By: Kinetik Holdings LP, its sole member
By: Kinetik Holdings GP LLC, its general partner
By:    /s/Todd Carpenter________________________
Name:     Todd Carpenter
Title:    General Counsel, Assistant Secretary, and Chief Compliance Officer

KINETIK INTRASTATE VENTURES, LLC
as an Originator
By: Kinetik Marketing, LLC, its sole member
By: BCP Raptor Midco, LLC, its sole member
By: BCP Raptor Holdco, LP, its sole member
By: BCP Raptor Holdco GP, LLC, its general partner
By: Kinetik Holdings LP, its sole member
By: Kinetik Holdings GP LLC, its general partner
By:    /s/Todd Carpenter________________________
Name:     Todd Carpenter
Title:    General Counsel, Assistant Secretary, and Chief Compliance Officer

KINETIK MARKETING, LLC
as an Originator
By: BCP Raptor Midco, LLC, its sole member

By: BCP Raptor Holdco, LP, its sole member
By: BCP Raptor Holdco GP, LLC, its general partner
By: Kinetik Holdings LP, its sole member
By: Kinetik Holdings GP LLC, its general partner

By:    /s/Todd Carpenter________________________
Name:     Todd Carpenter
Title:    General Counsel, Assistant Secretary, and Chief Compliance Officer

EAGLECLAW MIDSTREAM VENTURES, LLC
as an Originator
By: BCP Raptor, LLC, its sole member
By: BCP Raptor Immediate Holdco, LLC, its managing member
By: BCP Raptor Midco, LLC, its sole member
By: BCP Raptor Holdco, LP, its sole member
By: BCP Raptor Holdco GP, LLC, its general partner
By: Kinetik Holdings LP, its sole member
By: Kinetik Holdings GP LLC, its general partner

By:    /s/Todd Carpenter________________________
Name:     Todd Carpenter
Title:    General Counsel, Assistant Secretary, and Chief Compliance Officer

PINNACLE TRANSPECOS PROCESSING, LLC
as an Originator
By: Pinnacle Midstream, LLC, its sole member
By:    /s/Todd Carpenter________________________
Name:     Todd Carpenter
Title:    Manager

Schedule I
List and Location of Each Originator

NAME	LOCATION
ALTUS MIDSTREAM GATHERING LP	Delaware
ALTUS MIDSTREAM PROCESSING LP	Delaware
BCP RAPTOR II, LLC	Delaware
BCP RAPTOR MIDCO, LLC	Delaware
BRANDYWINE NGL, LLC	Delaware
CR FIELD SERVICES, LLC	Texas
CR PERMIAN CRUDE, LLC	Texas
CR PERMIAN HOLDINGS, LLC	Texas
CR PERMIAN PROCESSING, LLC	Texas
DELAWARE LINK VENTURES, LLC	Delaware
KINETIK CRUDE MARKETING, LLC	Delaware
KINETIK INTRASTATE VENTURES, LLC	Delaware
KINETIK MARKETING, LLC	Delaware
EAGLECLAW MIDSTREAM VENTURES, LLC	Delaware
KINETIK HOLDINGS LP	Delaware
PINNACLE TRANSPECOS PROCESSING, LLC	Delaware

Schedule II
Location of Books and Records of the Originators

[Intentionally Omitted]

Schedule III
Trade Names

[Intentionally Omitted]

Schedule IV
Notice Addresses

[Intentionally Omitted]

Exhibit A
FORM OF JOINDER AGREEMENT

    This JOINDER AGREEMENT (this “Agreement”) dated as of [__________], is entered into by and among [________], a [_________] (the “New Originator”), KINETIK HOLDINGS LP, a Delaware limited partnership (the “Servicer”), PNC BANK, NATIONAL ASSOCIATION, as the administrative agent (in such capacity, the “Administrative Agent”).
    Reference is made to that certain Sale and Contribution Agreement dated as of April 2, 2024 (as amended, restated, supplemented, or otherwise modified from time to time, the “SCA”), entered into by and among the Servicer, KINETIK RECEIVABLES, LLC, a Delaware corporation (“Buyer”), the Persons identified therein as Originators (each of the Originators, the Servicer, and Buyer, collectively, “Kinetik Parties”), the Administrative Agent, and PNC Capital Markets LLC, as the Structuring Agent.
RECITALS
WHEREAS, the New Originator wishes to sell and/or contribute Receivables and the Related Rights to the Buyer, and the Buyer is willing to purchase and accept such Receivables and Related Rights from the New Originator, on the terms and subject to the conditions set forth in the SCA; and
WHEREAS, the New Originator wishes to join the Agreement as an “Originator” pursuant the SCA.
NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the SCA, the parties hereto agree as follows:
SECTION 1. DEFINITIONS. ALL CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN ARE USED AS DEFINED IN THE SCA.
SECTION 2. JOINDER TO THE SALE AND CONTRIBUTION AGREEMENT. EFFECTIVE AS OF THE EFFECTIVE DATE:
1.1.By signing this Agreement, the (i) New Originator shall join the SCA and each Fee Letter as an Originator, and hereby assumes any and all interests, obligations, rights, duties and liabilities in its capacity as an Originator under the SCA and each such Fee Letter. All references to the “Originators” in the SCA shall be deemed to include the New Originator. All references to the “Originators” in any Fee Letter shall be deemed to include the New Originator. Without limitation of the foregoing, to the extent applicable to it, the New Originator represents and warrants that the representations and warranties in Section 5 of the SCA applicable to an Originator, are true and correct in all material respects as of the date hereof as the New Originator (provided that if any such representation and warranty is qualified as to materiality, with respect to such representation and warranty, the materiality qualifier set forth above shall be disregarded for the purposes of this condition). The New Originator acknowledges and confirms that it has received a copy of the SCA and the schedules and exhibits thereto. The New Originator agrees that at any time and from time to time, upon the reasonable written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts and things as the Administrative Agent may reasonably request in order to effect the purposes of this Agreement, including, without limitation, actions as are reasonably requested by the

Administrative Agent to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. Such Originator shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments or continuations, or other filings necessary to continue, maintain and perfect the Buyer’s and the Administrative Agent’s security interest as a first-priority interest;
1.2.The information set forth on Schedules I-IV hereto corresponding to the schedules of the SCA shall be incorporated into such schedules of the SCA and the parties hereto hereby agree that such schedules shall be deemed supplemented to include the information set forth on Schedules I-IV attached hereto.
SECTION 3. CONDITIONS PRECEDENT. SECTION 2 HEREOF SHALL BECOME EFFECTIVE ON THE DATE (THE “EFFECTIVE DATE”) WHEN THE ADMINISTRATIVE AGENT SHALL HAVE RECEIVED:
(a)this Agreement, executed and delivered by each of the parties hereto;
(b)from the New Originator, each of the documents, certifications, opinions of counsel and lien searches with respect to such Originator, which documents, certifications, opinions of counsel and lien searches were delivered to the Administrative Agent as conditions precedent to effectiveness of the Receivables Purchase Agreement on the Closing Date with respect to KHLP, in each case, in form and substance satisfactory to the Buyer and the Administrative Agent; and
(c)payment of any and all documented fees and other invoiced amounts due and payable on or prior to the date hereof, and, to the extent invoiced, reimbursement or payment of all reasonable expenses required to be reimbursed or paid by any party, including the reasonable and documented fees and disbursements invoiced through the date hereof of the Administrative Agent’s counsel, which may be deducted from the proceeds of any related fees.
SECTION 4. MISCELLANEOUS.
1.1.Covenants, Representations and Warranties. Upon the effectiveness of this Agreement, each party hereto hereby reaffirms all covenants applicable to it (to the extent the same are not amended hereby), and confirms the representations and warranties made by it in the SCA and the other Documents are true and correct in all material respects (except to the extent such representations and warranties expressly relate to an earlier date).
1.2.Representations and Warranties. New Originator hereby represents and warrants that (i) this Agreement constitutes a legal, valid and binding obligation of New Originator, enforceable against it in accordance with its terms, and upon the Effective Date: (i) the addition of New Originator shall not result in a Change in Control; (ii) no Termination Event has occurred and is continuing; (iii) and no Event of Default or Potential Default exists or shall result from such addition.
1.3.Choice of Law; Submission to Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Reference is hereby made to Section 10.5 which are hereby incorporated by reference in this Agreement, mutatis mutandis.
1.4.Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
1.5.Headings. Section headings in this Agreement are for reference only and shall in no way affect the interpretation of this Agreement.
1.6.Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.
[Remainder of Page Intentionally Left Blank. Signature Pages Follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its officers thereunto duly authorized as of the date specified thereon.
NEW ORIGINATOR:

[_____________]

By:    ____________________________
Name:
Title:

SERVICER:
KINETIK HOLDINGS LP,
as the Servicer

By:    ____________________________
Name:
Title:

[Signature Page to Joinder to SCA (Kinetik)]

[Signature Page to Joinder to SCA (Kinetik)]

Accepted and Approved:
PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

[Signature Page to Joinder to SCA (Kinetik)]

Schedule I
List and Location of New Originator

NAME	LOCATION

Schedule II
Location of Books and Records of the New Originator

Schedule III
Trade Names

Schedule IV
Notice Addresses

Exhibit B

FORM OF SUBORDINATED LOAN AGREEMENT

This Subordinated Loan Agreement (this “Loan Agreement”), is dated as of [ ], 20[ ], by and between KINETIK RECEIVABLES LLC, a Delaware limited liability company (the “Borrower”), and [    ], a [    ] (the “Intercompany Lender”).

W I T N E S S E T H:

WHEREAS, this Loan Agreement is one of the Subordinated Loan Agreements described in, and is subject to the terms and conditions set forth in, that certain Sale and Contribution Agreement, dated as of April 2, 2024 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Sale and Contribution Agreement”), among the Borrower, as Buyer, Kinetik Holdings LP, a Delaware limited partnership, as Servicer, the Intercompany Lender, and the other originators from time to time party thereto;

WHEREAS, pursuant to the Sale and Contribution Agreement, from the date hereof until the Sale and Contribution Termination Date, the Borrower will be purchasing from the Intercompany Lender, Receivables and Related Rights that are generated by the Intercompany Lender;

WHEREAS, the Borrower desires from time to time to borrow funds from the Intercompany Lender (each, a “Subordinated Loan”) according to the terms and conditions set forth herein and in the Sale and Contribution Agreement to pay all or a portion of the Purchase Price owing by the Borrower to the Intercompany Lender in connection with the Receivables and Related Rights purchased by the Borrower from the Intercompany Lender in accordance with the Sale and Contribution Agreement; and

WHEREAS, the Intercompany Lender agrees from time to time to make Subordinated Loans to the Borrower on the terms and conditions set forth herein and in the Sale and Contribution Agreement.

NOW THEREFORE, the parties agree as follows:

1.Definitions. Capitalized terms used (but not defined) herein have the meanings assigned thereto in the Sale and Contribution Agreement and in Article I of the Receivables Purchase Agreement (as defined in the Sale and Contribution Agreement). In addition, as used herein, the following terms have the following meanings:

“Bankruptcy Proceedings” has the meaning set forth in clause (b) of paragraph 10 hereof.
“Senior Interest Holders” means, collectively, the Purchasers, the Administrative Agent, the Seller Indemnified Parties and the Servicer Indemnified Parties.

“Senior Interests” means, collectively, (i) the Aggregate Yield, (ii) the Aggregate Capital, (iii) the fees referred to in Section 2.03 of the Receivables Purchase Agreement, (iv) all amounts payable pursuant to Sections 4.01, 4.02, 4.03, 11.01, 11.02 or 11.03 of the Receivables Purchase Agreement and (v) all other obligations of the Borrower and the Servicer that are due and payable, to (a) the Purchasers, the Administrative Agent and their respective successors, permitted transferees and assigns arising in connection with the Transaction Documents and (b) any Seller Indemnified Party or Servicer Indemnified Party arising in connection with the Receivables Purchase Agreement or any other Transaction Document, in each case, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all interest accruing on any such amount after the commencement of any Bankruptcy Proceedings, notwithstanding any provision or rule of law that might restrict the rights of any Senior Interest Holder, as against the Borrower or anyone else, to collect such interest.

“Subordination Provisions” means, collectively, clauses (a) through (l) of paragraph 10 hereof.

2.Subordinated Loan Facility.

(a)Commitment. Subject to the terms and conditions of this Loan Agreement and the Sale and Contribution Agreement, the Intercompany Lender hereby agrees to make Subordinated Loans to the Borrower, on each Payment Date prior to the Sale and Contribution Agreement Termination Date, in the aggregate amount of the unpaid Purchase Price for Receivables and Related Rights that were generated by the Intercompany Lender and owing by the Borrower to the Intercompany Lender on such date.

(b)Making Loans. A Subordinated Loan shall be deemed to have been made on the Closing Date and each Payment Date in the aggregate amount of the unpaid Purchase Price owing by the Borrower to the Intercompany Lender on such date and determined pursuant to Section 3.1 of the Sale and Contribution Agreement, without any further action or notice on the part of the Borrower, the Intercompany Lender or any other Person; provided, however, that no Subordinated Loans shall be made by the Intercompany Lender on any Payment Date if the Borrower’s Net Worth would be less than the Required Capital Amount after giving effect thereto. Additionally, no

Subordinated Loan may be made by the Intercompany Lender to the Borrower for any other purpose.

3.Records. The Intercompany Lender is authorized and directed by the Borrower to enter in its books and records (or in the books and records of the Servicer), the date and amount of each Subordinated Loan made by the Intercompany Lender and the amount of each payment of principal made by the Borrower on such Subordinated Loan. Absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of the Intercompany Lender or the Servicer to make any such entry nor any error therein shall expand, limit or affect the obligations of the Borrower hereunder.

4.Interest. The Borrower agrees to pay interest on the outstanding principal amount of each Subordinated Loan from the date on which such Subordinated Loan has been made to the date on which such amount is repaid in full at a rate per annum equal to the average Yield Rate applied to Capital pursuant to the Receivables Purchase Agreement during the relevant period plus 2.9%, or (ii) such other rate as the Borrower and Lender may mutually agree to be the relevant market rate as of the time such Subordinated Loan is made. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 365- or 366- day year, as the case may be. Any and all accrued interest that is not paid in full on any Monthly Settlement Date shall be added to the principal amount of the Subordinated Loans and shall thereafter be considered principal for all purposes and, for avoidance of doubt, such capitalization of interest shall not be considered or result in a default hereunder.

5.Interest Payment Dates. Subject to the Subordination Provisions set forth below, the Borrower shall pay accrued interest on the outstanding principal amount of each Subordinated Loan on each Monthly Settlement Date, and shall pay accrued interest on the amount of each principal payment made in cash on a date other than a Monthly Settlement Date at the time of such principal payment.

6.Principal Payment Dates. Subject to the Subordination Provisions set forth below, payments of the principal amount of the Subordinated Loans shall be made as follows:

(a)The principal amount of the Subordinated Loans shall be reduced by an amount equal to each payment deemed made pursuant to Section 3.3 of the Sale and Contribution Agreement.

(b)The entire outstanding principal amount of all Subordinated Loans shall be due on the Final Payout Date.

(c)The principal amount of and accrued interest on the Subordinated Loans may be prepaid by, and in the sole discretion of, the Borrower on any Business Day without premium or penalty.

7.Payment Mechanics. All payments of principal and interest hereunder are to be made in lawful money of the United States of America in the manner specified in Article III of the Sale and Contribution Agreement.

8.Register. The Borrower shall (or shall cause the Servicer, on its behalf, to) maintain a register, in which register shall be recorded the amount of each Subordinated Loan made hereunder and the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Holder. The entries in the register shall be conclusive and in the event of any conflict between the accounts and records maintained by the Intercompany Lender and its registered assigns hereunder and such register, the register shall control in the absence of manifest error.

9.Enforcement Expenses. In addition to and not in limitation of the foregoing, but subject to the Subordination Provisions set forth below and to any limitation imposed by applicable law, the Borrower agrees to pay all expenses, including Attorney Costs, incurred by the Intercompany Lender in seeking to collect any amounts payable hereunder which are not paid when due.
10.Subordination Provisions. The Borrower covenants and agrees, and the Intercompany Lender and any other assignee, transferee or pledgee of this Loan Agreement or any Subordinated Loans (collectively, the Intercompany Lender and any such other assignee, transferee or pledgee are called the “Holder”), by its acceptance of any sale, assignment, transfer or pledge of this Loan Agreement or any Subordinated Loans, likewise covenants and agrees on behalf of itself and any Holder, that the payment of the principal amount of and interest on the Subordinated Loans and any other payments owing under this Loan Agreement are hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests to the extent and in the manner set forth in the following clauses of this paragraph 11:

(a)No payment or other distribution of the Borrower’s assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Loan Agreement or any Subordinated Loan except to the extent such payment or other distribution is either (i) permitted under Section 7.01(r) of the Receivables Purchase Agreement or (ii) made on or after the Final Payout Date;

(b)In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Borrower, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Borrower or any sale of all or substantially all of the assets of the Borrower other than as permitted by the Sale and Contribution Agreement (such proceedings being herein collectively called “Bankruptcy Proceedings”), the Senior Interests shall first be paid and performed in full and in cash before the Holder shall be entitled to receive and to retain any payment or distribution in respect of this Loan Agreement or any Subordinated Loan. In order to implement the foregoing, in the event of any Bankruptcy Proceedings relating to the Borrower: (i) all payments and distributions of any kind or character in respect of this Loan Agreement or any Subordinated Loan to which the Holder would be entitled except for this clause (b) shall be made directly to the Administrative Agent (for the benefit of the Senior Interest Holders); (ii) the Holder shall promptly file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount owed under this Loan Agreement (and if the Holder does not promptly do so, the Administrative Agent may), and shall use commercially reasonable efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Administrative Agent (for the benefit of the Senior Interest Holders) until the Senior Interests shall have been paid in full and in cash; and (iii) the Holder hereby irrevocably agrees that the Administrative Agent (acting on behalf of the Secured Parties), may in the name of the Holder or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file and prove in any such Bankruptcy Proceedings with respect to any and all claims of the Holder relating to this Loan Agreement or any Subordinated Loan, in each case until the Senior Interests shall have been paid in full and in cash;

(c)In the event that the Holder receives any payment or other distribution of any kind or character from the Borrower or from any other source whatsoever, in respect of this Loan Agreement or any Subordinated Loan, other than as expressly permitted by the terms of this Loan Agreement, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall be turned over by the Holder to the Administrative Agent (for the benefit of the Senior Interest Holders) forthwith (in each case no later than two (2) Business Days after receipt thereof). The Holder will mark its books and records so as clearly to indicate that this Loan Agreement and the Subordinated Loans are subordinated in accordance with the terms hereof. All payments and distributions received by the Administrative Agent in respect of this Loan Agreement or any Subordinated Loan, to the extent received in or converted into cash, may be applied by the Administrative Agent (for the benefit of the Senior Interest Holders) first to the payment of any and all reasonable expenses (including Attorney Costs) paid or incurred by the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon this Loan Agreement and the Subordinated Loans, and any balance thereof shall, solely as between the Borrower and the Senior Interest Holders, be applied by the Administrative Agent (in the order of application set forth in Section 3.01(a) of the Receivables Purchase Agreement) toward the payment of the Senior Interests or as otherwise required under Section 3.01(a) of the Receivables Purchase Agreement; but as between the Borrower and the Intercompany Lender, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Subordinated Loans;

(d)Notwithstanding any payments or distributions received by the Senior Interest Holders in respect of this Loan Agreement or any Subordinated Loan, while any Bankruptcy Proceedings are pending the Holder shall not be subrogated to the then existing rights of the Senior Interest Holders in respect of the Senior Interests until the Senior Interests have been paid in full and in cash. If no Bankruptcy Proceedings are pending, the Holder shall only be entitled to exercise any subrogation rights that it may acquire (by reason of a payment or distribution to the Senior Interest Holders in respect of this Loan Agreement or any Subordinated Loan) to the extent that any payment arising out of the exercise of such rights would be permitted under Section 7.01(r) of the Receivables Purchase Agreement;

(e)These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the Senior Interest Holders on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Loan Agreement is intended to or shall impair, as between the Borrower, its creditors (other than the Senior Interest Holders) and the Holder, the Borrower’s obligation, which is unconditional and absolute, to pay the Holder the principal of and interest on the Subordinated Loans as and when the same shall become due and payable in accordance with the terms hereof or to affect the relative rights of the Holder and creditors of the Borrower (other than the Senior Interest Holders);

(f)The Holder shall not, until the Senior Interests have been paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of the Borrower, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, this Loan Agreement or any rights in respect hereof or (ii) convert this Loan Agreement or any Subordinated Loan into an equity interest in the Borrower, unless the Holder shall, in either case, have received the prior written consent of the Administrative Agent;

(g)The Holder shall not, without the advance written consent of the Administrative Agent and each Lender, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Borrower until at least one year and one day shall have passed since the Final Payout Date;

(h)If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;

(i)Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice to the Holder, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Interests; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests; (iv)

amend, supplement, amend and restate, or otherwise modify any Transaction Document; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property;

(j)The Holder hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor;

(k)Each of the Senior Interest Holders may, from time to time, on the terms and subject to the conditions set forth in the Transaction Documents to which such Persons are party, but without notice to the Holder, assign or transfer any or all of the Senior Interests, or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Interests shall be and remain Senior Interests for the purposes of these Subordination Provisions, and every immediate and successive assignee or transferee of any of the Senior Interests or of any interest of such assignee or transferee in the Senior Interests shall be entitled to the benefits of these Subordination Provisions to the same extent as if such assignee or transferee were the assignor or transferor; and

(l)These Subordination Provisions constitute a continuing offer from the Holder to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and the Administrative Agent may proceed to enforce such provisions on behalf of each of such Persons.

11.General. No failure or delay on the part of the Intercompany Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, restatement, modification or waiver of, or consent with respect to, any provision of this Loan Agreement shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the Borrower, the Holder and the Administrative Agent and (ii) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

12.Maximum Interest. Notwithstanding anything in this Loan Agreement to the contrary, the Borrower shall never be required to pay unearned interest on any amount outstanding hereunder and shall never be required to pay interest on the outstanding principal amount of the Subordinated Loans at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the “Highest Lawful Rate”). If the effective rate of interest which would otherwise be payable under this Loan Agreement would exceed the Highest Lawful Rate, or if the Holder shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Borrower under this Loan Agreement to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by the Borrower under this Loan Agreement shall be reduced to the amount allowed by applicable law, and (ii) any unearned interest paid by the Borrower or any interest paid by the Borrower in excess of the Highest Lawful Rate shall be refunded to the Borrower. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Holder under this Loan Agreement that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to the Intercompany Lender (such Highest Lawful Rate being herein called the “Maximum Permissible Rate”) shall be made, to the extent permitted by usury laws applicable to the Holder (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by the Holder in connection herewith. If at any time and from time to time (i) the amount of interest payable to the Holder on any date shall be computed at the Maximum Permissible Rate pursuant to the provisions of the foregoing sentence and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Holder would be less than the amount of interest payable to the Holder computed at the Maximum Permissible Rate, then the amount of interest payable to the Holder in respect of such subsequent interest computation period shall continue to be computed at the Maximum Permissible Rate until the total amount of interest payable to the Holder shall equal the total amount of interest which would have been payable to the Holder if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

13.Assignability. The Intercompany Lender may not sell, transfer, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, this Loan Agreement or any Subordinated Loan, unless (i) the Administrative Agent and the holder of such Adverse Claim have entered into an intercreditor, standstill or similar agreement in form and substance acceptable to the Administrative Agent in its sole discretion, (ii) such assignment is from the Intercompany Lender to the surviving Originator in connection with a merger or consolidation between the Intercompany Lender and such Originator or (iii) the Administrative Agent shall have otherwise given its prior written consent thereto in its sole discretion.

14.GOVERNING LAW. THIS LOAN AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

15.SUBMISSION TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.

16.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS LOAN AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

17.Execution in Counterparts. This Loan Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

18.Captions. Paragraph captions used in this Loan Agreement are for convenience only and shall not affect the meaning or interpretation of any provision of this Loan Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Loan Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

KINETIK RECEIVABLES LLC,
as Borrower

By:         Name:     Title:

[    ],
as Intercompany Lender

By:         Name:     Title:

[Signature Page to Subordinated Loan Agreement]